Exhibit 99.1



                               LIMCO-PIEDMONT INC.

Corporate Contact:
Shaul Menachem
Chief Executive Officer
Limco-Piedmont Inc.
918-445-4300


LIMCO-PIEDMONT INC. ANNOUNCES THE ELECTION OF GIORA INBAR
AND AVI ORTAL AS DIRECTORS

Tulsa, Oklahoma, January 28, 2008 -- Limco-Piedmont Inc. (NASDAQ: LIMC) today announced that its board of directors has elected Giora Inbar and Avi Ortal to serve as directors until the next annual meeting of shareholders and that Mr. Inbar was also elected to serve as the chairman of the board.

Mr. Inbar currently serves as chairman of the board of Ishal Amelet Investments
(1995) Ltd., the controlling shareholder of Limco-Piedmont's parent company, TAT Technologies Ltd. (NASDAQ: TATTF), and also serves as chief executive officer of Kaman Holdings Ltd., the parent of Ishal Amelet. Mr. Inbar served in the Israel Defence Forces for over 25 years and retired as a Brigadier General. He also serves as chairman of the board of a number of companies in the Kaman Group, including TAT Technologies. Mr. Inbar holds M.B.A. and B.A. degrees from Haifa University and is also a graduate of the U.S. Army War College.

Dr. Avi Ortal currently serves as the CEO of Mofet Holdings Ltd., a subsidiary of Kaman Holdings Ltd., the controlling shareholder of the company, and also serves as vice president of Kaman Holdings Ltd. and is responsible for all of its international operations. Previously, Dr. Ortal was as a partner in the law firm of Zellermayer, Pelossof & Co. of Tel Aviv, Israel. While at Zellermayer, Pelossof & Co., Dr. Ortal specialized in international business and finance transactions. Prior to joining the Zellermayer firm, Dr. Ortal was employed as an associate with the New York law firm of Davis Polk & Wardwell and as an Adjunct Lecturer (Mergers & Acquisitions) at the Duke University School of Law. Dr. Ortal holds an LL.B. degree from the College of Management, an L.L.M. degree from Duke University School of Law and a S.J.D. degree from Duke University.

"We are very excited to have Giora and Avi join us and we welcome them to our board of directors," said Shaul Menachem, Chief Executive Officer of Limco-Piedmont. "Both Giora and Avi have significant corporate and M&A experience and they will be at the forefront of our efforts to grow our company," concluded Mr. Menachem.


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About Limco -Piedmont Inc.

Limco-Piedmont Inc. provides maintenance, repair and overhaul, or MRO, services and parts supply services to the aerospace industry. Limco-Piedmont's four Federal Aviation Administration certified repair stations provide aircraft component MRO services for airlines, air cargo carriers, maintenance service centers and the military. Limco-Piedmont specializes in MRO services for components of aircraft, such as heat transfer components, auxiliary power units, propellers, landing gear and pneumatic ducting. In conjunction with Limco-Piedmont's MRO services, Limco-Piedmont is also an original equipment manufacturer of heat transfer equipment for airplane manufacturers and other related products. Limco-Piedmont's parts services division offers inventory management and parts services for commercial, regional and charter airlines and business aircraft owners.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, general business conditions in the airline industry, changes in demand for our services and products, the timing and amount or cancellation of orders, the price and continuity of supply of component parts used in our operations, and other risks detailed from time to time in our filings with the Securities Exchange Commission, including our Quarterly Report on Form 10-Q. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statement.